Exhibit 5.1

March 23, 2026
Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
Tel (212) 318-3000
Fax (212) 318-3400
nortonrosefulbright.com
Comtech Telecommunications Corp.
305 N 54th Street
Chandler, AZ 85226
Re:    Registration and Issuance of Securities of Comtech Telecommunications Corp.
Ladies and Gentlemen:
We have acted as counsel to Comtech Telecommunications Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 2,800,000 shares of the Company’s common stock, $0.10 par value per share (the “Shares”), that are reserved for issuance under the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan, as amended (the “Plan”), as described in the Company’s Registration Statement on Form S-8 (as may subsequently be amended, the “Registration Statement”).

In connection with the foregoing, we have examined the Plan and originals or copies of corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company, and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates or statements of officers or representatives of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution, and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. For purposes of the opinions set forth below, we have further assumed that no event occurs that causes the number of authorized shares of the Company’s common stock, $0.10 par value per share, available for issuance by the Company to be less than the number required for the issuance of the then unissued Shares.

Based upon the foregoing, and subject to the further limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares, upon issuance and delivery thereof against receipt of the consideration therefor in accordance with the terms of and in the manner set forth in the Plan and pursuant to the agreements that accompany the Plan, will be validly issued, fully paid, and nonassessable.

Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas.

Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com.

Exhibit 5.1

The opinions expressed herein are limited exclusively to the applicable provisions of, respectively, the Delaware Constitution and the General Corporation Law of the State of Delaware, and reported judicial interpretations of such laws, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this Firm wherever it appears in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted, /s/ Norton Rose Fulbright US LLP

NORTON ROSE FULBRIGHT US LLP